Exhibit 99.1

12/03

ABOUT FORWARD LOOKING STATEMENTS This presentation contains certain "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934, which are intended to be covered by the safe harbors created by those laws. These forward looking statements include information about possible or assumed future results of our operations. All statements, other than statements of historical facts, included in this presentation that address activities, events or developments that we expect or anticipate may occur in the future, including, such things as future capital expenditures, business strategies, competitive strengths, goals, growth of our business and operations, plans, and references to future successes may be considered forward looking statements. Also, when we use the words such as "anticipate", "believe", "estimate", "expect", "intend", "plan", "probably", or similar expressions, we are making forward looking statements. Many risks and uncertainties may impact the matters addressed in these forward looking statements. Many possible events or factors could affect our future financial results and performance. These could cause our results or performance to differ materially from those we express in our forward looking statements. Although we believe that the assumptions underlying our forward looking statements are reasonable, any of these assumptions, and therefore also the forward looking statements based on these assumptions, could themselves prove to be inaccurate. In light of the significant uncertainties inherent in the forward looking statements included in this presentation, our inclusion of this information is not a representation by us or any other person that our objectives and plans will be achieved. Our forward looking statements speak only as of the date made and we will not update these forward looking statements unless the securities laws require us to do so. In light of these risks, uncertainties and assumptions, the forward looking events discussed in this presentation may not occur.

OVERVIEW

CORPORATE PROFILE Specialty Insurance since 1974 Based in Houston, Texas with international offices in Bermuda, Spain and the U.K. Operations include Insurance Companies, Underwriting Agencies and Intermediaries Rated A+ (Superior) by A.M. Best Company and AA (Very Strong) by Standard & Poor's

CORPORATE PHILOSOPHY Long Term Growth of Shareholders' Equity Capital Preservation Diversification of Operations Conservative Investments Long Term Planning

SHAREHOLDER'S EQUITY ($ in millions) $1,000 $800 $600 $400 $200 1993 1995 1997 1999 2001 2003

SHAREHOLDER'S EQUITY ($ in millions) 2001 $763 2002 $883 $1,045 2003 Estimate

CONSISTENT GROWTH IN BOOK VALUE (per share data) 2001 $12.40 2002 $14.15 $16.32 2003 Estimate

OPERATIONS

LINES OF BUSINESS Group Life & Health Diversified Financial Products General Aviation London Market Operations Other Specialty Operations

REVENUE DIVERSIFICATION Earned Premium Management Fee Income Commission Income Investment Income

$948 $505 $669 Total Revenue REVENUE DIVERSIFICATION ($ in millions) Risk Bearing 2001 2003 Estimate 2002

INSURANCE COMPANY PREMIUM ($ in millions) Net Written (Retained) Premium $373 2001 $546 2002 $860 2003 Estimate

INSURANCE COMPANY PREMIUM ($ in millions) Net Earned Premium $343 2001 $506 2002 $728 2003 Estimate

MANAGEMENT FEES ($ in millions) 2001 $62 $77 2002 2003 Estimate $108

COMMISSION INCOME ($ in millions) 2001 $43 2003 Estimate $50 2002 $42

2003 Estimate $47 2001 $40 $38 2002 INVESTMENT INCOME ($ in millions)

FINANCIAL

STRONG BALANCE SHEET Consistently Reliable Loss Reserves Strong Liquidity Low Risk Investment Portfolio Assets of more than $4 Billion Debt to Total Capital ratio less than 25%

STRONG GROWTH IN INVESTMENT ASSETS ($ in millions) 2000 $711 $1,600 2003 Estimate $1,168 2002

1st Qtr Tax Exempt Securities 24 Short Term Investments 29 Other 1 Taxable Securities 46 Taxable Securities - 46% Investment Grade Average Maturity: 3.4 years Duration: 2.9 years Tax Exempt Securities - 24% Investment Grade Average Maturity: 6.0 years Duration: 4.9 years Other 1% September 30, 2003 $1,517 million Short Term Investments - 29% CONSERVATIVE INVESTMENT PORTFOLIO

PERFORMANCE

PERFORMANCE SINCE IPO Increased Book Value per Share every year Lowest ROE of 6% and Average ROE of 13% Average 25% Net Pre-Tax Margin on Revenue Able to maintain AA Rating from S&P and A+ from AMB at the same time as achieving Superior Returns

LONG TERM PLANNING Increase Fee and Commission Income for Cycle Management Continue M&A Activity Increase Strategic Investment Income Management Succession

CURRENT PERFORMANCE Record Revenue increasing more than 38% while maintaining 25% Pre-Tax Margin ROE exceeding 15% Record Net Income with Net Income per Share Growth of more than 20%

ABOUT FORWARD LOOKING STATEMENTS This presentation contains certain "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934, which are intended to be covered by the safe harbors created by those laws. These forward looking statements include information about possible or assumed future results of our operations. All statements, other than statements of historical facts, included in this presentation that address activities, events or developments that we expect or anticipate may occur in the future, including, such things as future capital expenditures, business strategies, competitive strengths, goals, growth of our business and operations, plans, and references to future successes may be considered forward looking statements. Also, when we use the words such as "anticipate", "believe", "estimate", "expect", "intend", "plan", "probably", or similar expressions, we are making forward looking statements. Many risks and uncertainties may impact the matters addressed in these forward looking statements. Many possible events or factors could affect our future financial results and performance. These could cause our results or performance to differ materially from those we express in our forward looking statements. Although we believe that the assumptions underlying our forward looking statements are reasonable, any of these assumptions, and therefore also the forward looking statements based on these assumptions, could themselves prove to be inaccurate. In light of the significant uncertainties inherent in the forward looking statements included in this presentation, our inclusion of this information is not a representation by us or any other person that our objectives and plans will be achieved. Our forward looking statements speak only as of the date made and we will not update these forward looking statements unless the securities laws require us to do so. In light of these risks, uncertainties and assumptions, the forward looking events discussed in this presentation may not occur.